Exhibit 21

NEWTEK BUSINESS SERVICES, INC.

SUBSIDIARIES

Name of Company	State of Incorporation/Organization
Alabama Community Financial Services of Alabama, LLC	Alabama
Automated Merchant Services, Inc.	Florida
BJB Holdings Corp.	New York
Business Connect, LLC	Texas
CCC Real Estate Holdings Co., LLC	Delaware
CDS Business Services, Inc.	Delaware
Colorado Outsourced Technology Solutions, LLC	Colorado
Community Financial Services, LLC	District of Columbia
CrystalTech Web Hosting, Inc.	Arizona
CT Hosting, LLC	Texas
Elite of Wisconsin, LLC	Wisconsin
Exponential Business Development Co., Inc.	New York
First Bankcard Alliance of Alabama, LLC	Alabama
Flower Hill Advisers, LLC	New York
Fortress Data Management, LLC	Texas
Global Business Advisers of Wisconsin, LLC	Wisconsin
Group Management Technologies, LLC	Florida
JCR Business Services, LLC	New York
Kaye’s Salon, LLC	New York
New Technologies Solutions, LLC	Colorado
Newtek Claims Processing, Inc.	New York
Newtek Insurance Agency, LLC	District of Columbia
Newtek Insurance Agency, Inc.	Maryland
Newtek Payroll Services, LLC	New York
Newtek Securities, LLC	New York
Newtek Small Business Finance, Inc.	New York
Newtek Tax Services, LLC	New York
Phoenix Development Group, LLC	Louisiana
Site Sage Web Development, LLC	Louisiana
Small Business Lending, Inc.	Delaware
Solar Processing Solutions, LLC	Wisconsin
Summit Systems and Design, LLC	Texas
The Texas Whitestone Group, LLC	Texas
Universal Processing Services of Colorado, LLC	Colorado
Universal Processing Services of New York, LLC	New York
Universal Processing Services of Wisconsin, LLC	Wisconsin
The Whitestone Group, LLC	New York
Wilshire Advisers, LLC	New York
Wilshire Alabama Partners, LLC	Alabama
Wilshire Colorado Partners, LLC	Colorado
Wilshire DC Partners, LLC	District of Columbia
Wilshire Holdings I, Inc.	New York
Wilshire Holdings II, Inc.	New York
Wilshire Investors, LLC	Wisconsin
Wilshire Louisiana Bidco, LLC	Louisiana
Wilshire Louisiana Capital Management Fund, LLC	Louisiana
Wilshire Louisiana Partners II, LLC	Louisiana
Wilshire Louisiana Partners III, LLC	Louisiana
Wilshire Louisiana Partners IV, LLC	Louisiana
Wilshire New York Advisers II, LLC	New York
Wilshire New York Partners III, LLC	New York
Wilshire New York Partners IV, LLC	New York
Wilshire New York Partners V, LLC	New York
Wilshire Partners, LLC	Florida
Wilshire Texas Partners I, LLC	Texas